Question 7.c)
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Addendum to Question 7.c on Form N-SAR

List the name of each series or portfolio and give a consecutive number to each series or portfolio in excess of the 90 consecutive series or portfolio permitted by the form.

                                                                  Is this the
Series                                                            last filing
Number               Series Name                                for this series?
                                                                   (Y or N)

98   Goldman Sachs Structured International Small Cap Fund            N
99   Goldman Sachs Structured Emerging Markets Equity Fund            N
100  Goldman Sachs Strategic International Equity Fund                N
101  Goldman Sachs Structured Small Cap Value Fund                    N
102  Goldman Sachs Structured Small Cap Growth Fund                   N

* Please refer to the Annual Report to Shareholders to be filed on Form N-CSR for additional information concerning the funds.